Exhibit 10.31
EXTERRAN ANNUAL PERFORMANCE PAY PLAN
(Effective as of January 1, 2008)
ARTICLE I
PURPOSE
     The purpose of the Exterran Annual Performance Pay Plan (the “Plan”) is to reward eligible employees of the Company and its Affiliates for financial results that drive the creation of value for stockholders of the Company and, thereby, to attract, motivate, reward and retain high-caliber employees required for the success of the Company. The Plan provides a means to link total and individual cash compensation to Company performance, as measured by approved performance measures.
ARTICLE II
DEFINITIONS
     2.1 Definitions. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.
     “Affiliate” shall mean any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control,” “controlled by” and “under common control with,” as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.
     “Base Salary” shall mean the annualized pay rate of a Participant as in effect on December 31 of a Plan Year, including (a) base pay a Participant could have received in cash in lieu of (i) contributions made by, or on behalf of, such Participant to a tax-qualified Plan under Section 401(a) of the Code or to a cafeteria plan under Section 125 of the Code maintained by the Company and (ii) deferrals of compensation made at the Participant’s election to the Deferred Compensation Plan or other plan or arrangement of the Company or an Affiliate, but (b) excluding any Rewards under this Plan and any other bonuses, incentive pay or special awards paid to the Participant by the Company or an Affiliate.

     “Board” shall mean the Board of Directors of the Company.
     “CEO” shall mean the Chief Executive Officer of the Company.
     “Code” shall mean the Internal Revenue Code of 1986, as amended.
     “Committee” shall mean the Compensation Committee of the Board or other committee appointed by the Board from among its members; provided, however, that no member of the Committee shall be an Employee.
     “Company” shall mean Exterran Holdings, Inc., and its successors.
     “Corporate Change” shall mean:
     (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), any acquisition by any Person pursuant to a transaction which complies with clause (A) of subsection (iii) of this definition shall not constitute a Corporate Change; or
     (ii) Individuals, who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered for purposes of this definition as though such individual was a member of the Incumbent Board, but excluding, for these purposes, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
     (iii) The consummation of a reorganization, merger or consolidation involving the Company or any of its subsidiaries, or the sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole (other than to an entity wholly owned, directly or indirectly, by the Company) (each, a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the Resulting Corporation in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, and (B) at least a majority of the members of the board of directors of the Resulting Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction. The term “Resulting Corporation” means (1) the Company or its successor, or (2) if as a result of a Corporate Transaction the Company or its successor becomes a subsidiary of another entity, then such entity or the parent of such entity, as applicable, or (3) in the event of a Corporate Transaction involving the sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, then the transferee of such assets in such Corporate Transaction. Notwithstanding the foregoing, neither the sale, lease or other disposition of assets by the Company or its subsidiaries to Exterran Partners, L.P. or its subsidiaries or their successor nor the sale, lease or other disposition of any interest in Exterran Partners, L.P., its general partner or its subsidiaries or their successors shall, in and of itself, constitute a Corporate Change for purposes of this Plan.
     “Deferred Compensation Plan” shall mean the Exterran Deferred Compensation Plan, effective as of January 1, 2008, and as the same may thereafter be amended from time to time, or any successor plan thereto.
     “Employee” shall mean any person who is a regular full-time employee or a part-time employee and who is scheduled work at least 20 hours per week on a regular basis of the Company or any Affiliate. For purposes of the Plan, the term “Employee” shall exclude an individual hired as an independent contractor, leased employee, consultant, or a person otherwise designated as ineligible to participate in the Plan by the Committee. With respect to a person residing outside of the United States, the Committee may revise the definition of “Employee” as appropriate to conform to the laws of the applicable non-U.S. jurisdiction.
     “Employment” shall mean active employment with the Company or an Affiliate.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Executive” shall mean any “officer” as defined in Rule 16a-1(f) under the Exchange Act and includes the president, the principal financial officer, the principal accounting officer, any vice president in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policymaking function, or any other person who performs similar policymaking functions for the Company.
     “Individual Performance” shall mean each Participant’s individual performance assessment, as further described in Section 5.1.
     “Participant” shall mean an Employee who participates in the Plan pursuant to the provisions of Article III hereof.

     “Participant Category” shall mean a grouping of Participants as described in Article III hereof.
     “Payment Date” shall mean, with respect to a particular Plan Year, a date that is on or after January 1st, but not later than March 15th, of the calendar year immediately following the end of such particular Plan Year, as determined by the Committee.
     “Performance Goals” shall mean, for a particular Plan Year, established levels of applicable Performance Measures, as set forth on Exhibit A hereto.
     “Performance Measures” shall mean the criteria used in determining Performance Goals for particular Participant Categories, as set forth on Exhibit A hereto.
     “Plan” shall mean this Exterran Annual Performance Pay Plan, effective as of January 1, 2008, and as the same may thereafter be amended from time to time.
     “Plan Year” shall mean a calendar year ending on December 31st.
     “Retirement” shall mean termination of Employment, other than due to death, on or after the date a Participant attains age 65.
     “Reward” shall mean the discretionary dollar amount of incentive compensation payable to a Participant under the Plan for a Plan Year that combines the actual results from the Reward Schedule and a Participant’s Individual Performance, as determined in accordance with Section 5.2.
     “Reward Opportunity” shall mean, with respect to each Participant Category, Reward amounts, expressed as a percentage of Base Salary.
     “Reward Schedule” shall mean the schedule which sets forth the level of achievement of applicable Performance Goals for a particular Plan Year.
     2.2 Number. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular.
     2.3 Headings. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between headings and the text of the Plan, the text shall control.

ARTICLE III
PARTICIPATION
     3.1 Participants. Employees who are actively employed as of January 1st of each Plan Year shall be eligible to become Participants for such Plan Year. The CEO shall select the eligible Employees who will be Participants with respect to each Plan Year and each such Participant shall be assigned to a Participant Category, based on his or her position with the Company or an Affiliate at the time he or she is selected to be a Participant for such Plan Year. No Employee shall at any time have the right (a) to be selected as a Participant in the Plan for any Plan Year or (b) if so selected, to receive a Reward. The terms and conditions under which a Participant may participate in the Plan shall be determined by the CEO, subject, with respect to Executives, to the approval of the Committee in accordance with Article IV.
     3.2 Partial Plan Year Participation. If, after January 1st of a Plan Year, (i) a person is newly appointed or elected as an Executive or is initially hired as an Employee, or (ii) an Employee who was not previously a Participant for such Plan Year because he or she was on a Company-approved leave of absence as of January 1st of the Plan Year returns to Employment immediately following the end of such leave of absence, then the CEO, in his or her sole discretion, may provide that such Employee shall become a Participant effective as of the date of such appointment, election, Employment or return to Employment, as the case may be, for the balance of the Plan Year, subject to the approval of the Committee with respect to Executives. Such Employee shall be eligible for a prorated Reward based on that portion of the Plan Year during which he or she is a Participant. If an Employee who has previously been designated as a Participant for a Plan Year takes a leave of absence during such Plan Year, all of such Participant’s rights to a Reward for such Plan Year shall be forfeited, unless the CEO, in his or her sole discretion, shall determine that such Participant shall be eligible for a prorated Reward for such Plan Year based upon that portion of the Plan Year during which he or she was a Participant.
     If during a Plan Year a Participant incurs a change in his or her Employment status due to promotion, demotion, reassignment or transfer to a position that is under a different Participant Category, the Participant’s Reward Opportunity will be determined based on the Reward Opportunity for the Participant Category in which the Participant is assigned as of December

31st of such Plan Year (or, if earlier, as of the date the Participant’s Employment is terminated due to death or Retirement), unless otherwise provided by the CEO.
     3.3 No Right to Participate. Except as provided in Sections 3.1 and 3.2, no Participant or other Employee of the Company or an Affiliate or any other person shall, at any time, have a right to participate in the Plan for any Plan Year, notwithstanding having previously participated in the Plan in a prior Plan Year or during a portion of a Plan Year.
     3.4 Plan Exclusive. No Employee shall simultaneously participate in this Plan and in any other short-term incentive plan of the Company or an Affiliate unless such Employee’s participation in such other plan is approved by the CEO and, with respect to Executives, the Committee.
ARTICLE IV
ADMINISTRATION
     During the first calendar quarter of a Plan Year, the Committee shall establish the basis for payments under the Plan in relation to given Performance Goals, as more fully described in Article V hereof. As soon as administratively practicable following the end of each Plan Year, but in no event later than March 15th of the calendar year immediately following the end of such Plan Year, (i) the Committee shall determine the actual Reward payable for each Executive and (ii) the CEO shall determine the actual Reward payable for each other Participant who is not an Executive. The CEO is authorized to construe and interpret the Plan, to prescribe, amend and rescind rules, regulations, procedures and forms relating to its administration and to make all other determinations necessary or advisable for administration of the Plan, subject to (i) with respect to Executives, the approval of the Committee in accordance with Article IV and (ii) the provisions of Article X. The Committee and the CEO, as applicable, shall have such authority as is expressly provided in the Plan. In addition, as permitted by law, the Committee and the CEO may delegate such of its and his or her authority, respectively, granted under the Plan as deemed appropriate. Decisions of the Committee and the CEO, or its or his or her delegates, in accordance with the authority granted hereby or delegated pursuant hereto, shall be conclusive and binding on all parties. Subject only to compliance with the express provisions hereof, the Committee and the CEO, and its and his or her respective delegates, may act in their sole and absolute discretion with respect to matters within their authority under the Plan. Neither a member of the Committee, the CEO, an officer or Employee of the Company or an Affiliate, nor any other person to whom authority has been delegated in accordance with the provisions of this Plan shall be liable for anything done or omitted to be done by any member of the Committee, the CEO, any officer or Employee of the Company or an Affiliate or any other person in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by law.
ARTICLE V
REWARD DETERMINATIONS
     5.1 Performance Measures and Reward Opportunities. During the first calendar quarter of a Plan Year, (i) the Committee shall select the Performance Measures that will be used to measure the Performance Goals for such Plan Year and (ii) the CEO shall establish the Reward Opportunities for Participants who are not Executives and the Committee shall establish the Reward Opportunities for Participants who are Executives for such Plan Year.
     The Reward Opportunities corresponding to Performance Measures will have a payout ranging from 0% to 200%, with such measures to determine the budget pool for the incentive payout for such Plan Year, and may vary in relation to, and within, the Participant Categories. In the event a Participant changes Participant Categories during a Plan Year, the Participant’s Reward Opportunities shall be adjusted in accordance with the applicable provisions of Section 3.2.
     A Participant’s Individual Performance multiplier will range from 0% to 125%. The Individual Performance multiplier shall be primarily based on the performance assessment determined in connection with the Participant’s performance evaluation conducted with respect to the applicable Plan Year; provided, however, other factors pertaining to Individual Performance may also be considered in determining the appropriate percentage. This Individual Performance multiplier will be applied to the appropriate Performance Measures evaluated in the Reward determination process according to the provisions outlined in Section 5.2.
     5.2 Reward Determinations. As soon as administratively practicable after a Plan Year, but in no event later than March 15th of the calendar year immediately following such Plan Year, the CEO shall provide the Reward Schedule to the Committee, which will show the extent to which the Performance Goals have been achieved. The amount of the Reward shall be determined for each Participant in accordance with the Reward Schedule and each Participant’s Individual Performance. Executive Rewards, including any CEO Reward, shall be subject to approval by the Committee.
     5.3 Discretionary Adjustments. Once established, Performance Goals will not be changed during the Plan Year. However, if the CEO determines, subject to the review and approval of the Committee, that there has been (i) a change in the business, operations, corporate or capital structure, (ii) a change in the manner in which business is conducted or (iii) any other material change or event which will impact one or more Performance Goals in a manner that was not intended, then the CEO may, reasonably contemporaneously with such change or event, make such adjustments as the CEO shall deem appropriate and equitable in the manner of computing the relevant Performance Measures applicable to such Performance Goal or Goals for the Plan Year.
     5.4 Discretionary Bonuses. Notwithstanding any other provision contained herein to the contrary, the CEO may, in his or her sole discretion, make such other or additional bonus payments to a Participant as he shall deem appropriate; provided, however, that any discretionary Executive Rewards, including any discretionary Reward to the CEO, shall be subject to approval by the Committee.
ARTICLE VI
DISTRIBUTION OF REWARDS
     6.1 Form and Timing of Payment. Except as provided below and in Article VII, a Participant must be an active Employee as of the last business day of the Plan Year and as of the Payment Date for such Plan Year to receive the Reward. A Participant’s Reward, if any, as determined pursuant to Article V for a particular Plan Year, shall be paid in a lump sum cash payment on the Payment Date if the Participant is an Employee as of the Payment Date. In the event of termination of a Participant’s Employment prior to the Payment Date, to the extent the amount of any Reward (or prorated portion thereof) is payable pursuant to the provisions of Section 7.1 or 7.2, such amount shall be paid in a lump sum cash payment on the Payment Date.
     6.2 Elective Deferral. Nothing herein shall be deemed to preclude a Participant’s timely election to defer receipt of a percentage of his or her Reward pursuant to the Deferred Compensation Plan, in accordance with the terms and conditions of such plan.

     6.3 Tax Withholding. The Company or employing Affiliate through which payment of a Reward is to be made shall have the right to deduct from any payment hereunder any amounts that Federal, state, local or foreign tax laws require with respect to such payments.
ARTICLE VII
TERMINATION OF EMPLOYMENT
     7.1 Termination of Service During Plan Year. In the event a Participant’s Employment terminates prior to the last day of a Plan Year for any reason other than death or Retirement, all of such Participant’s rights to a Reward for such Plan Year shall be forfeited as of such termination date, unless the CEO (subject to the review and approval of the Committee, with respect to Executives) shall determine that such Participant’s Reward for such Plan Year shall be prorated based upon that portion of the Plan Year during which he or she was a Participant, in which case the prorated portion of the Reward shall be paid in accordance with the provisions of Section 6.1.
     In the event that a Participant’s Employment terminates prior to the last day of a Plan Year due to death or Retirement, such Participant’s Reward for such Plan Year shall be prorated based upon that portion of the Plan Year during which he or she was a Participant, in which case the prorated portion of the Reward shall be paid to the Participant or, in the event of his or her death, the executor or legal representative of the Participant’s estate, in accordance with the provisions of Section 6.1.
     7.2 Termination of Service After End of Plan Year But Prior to the Payment Date. If a Participant’s Employment terminates after the end of the applicable Plan Year, but prior to the Payment Date, then the amount of any Reward applicable to such Plan Year shall be (a) forfeited by the Participant as of his or her termination date if such termination is for any reason other than due to death or Retirement, unless the CEO (subject to the review and approval of the Committee, with respect to Executives) shall determine that the Reward shall be paid in a lump sum cash payment on the Payment Date; or (b) paid in a lump sum cash payment on the Payment Date to the Participant or the executor or legal representative of the Participant’s estate if such termination is due to Retirement or death.

ARTICLE VIII
RIGHTS OF PARTICIPANTS AND BENEFICIARIES
     8.1 Status as a Participant. Status as a Participant shall not be construed as a commitment that any Reward will be paid or payable under the Plan.
     8.2 Employment. Nothing contained in the Plan or in any document related to the Plan or to any Reward shall confer upon any Participant any right to continue as an Employee or in the employ of the Company or an Affiliate or constitute any contract or agreement of employment for a specific term or interfere in any way with the right of the Company or an Affiliate to reduce such person’s compensation, to change the position held by such person or to terminate the Employment of such person, with or without cause.
     8.3 Nontransferability. No benefit payable under, or interest in, this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, debts, contracts, liabilities or torts of any Participant or beneficiary; provided, however, that, nothing in this Section 8.3 shall prevent transfer (i) by will or (ii) by applicable laws of descent and distribution. Any attempt at transfer, assignment or other alienation prohibited by the preceding sentence shall be disregarded and all amounts payable hereunder shall be paid only in accordance with the provisions of the Plan.
     8.4 Nature of Plan. No Participant or other person shall have any right, title or interest in any fund or in any specific asset of the Company or any Affiliate by reason of any Reward hereunder. There shall be no funding of any benefits which may become payable hereunder. Nothing contained in the Plan (or in any document related thereto), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or an Affiliate and any Participant or other person. To the extent that a Participant or other person acquires a right to receive payment with respect to a Reward hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company or other employing Affiliate, as applicable. All amounts payable under the Plan shall be paid from the general assets of the Company or employing Affiliate, as applicable, and no special or separate fund or deposit shall be established and no segregation of assets shall be made to assure payment of such amounts. Nothing in the Plan shall be deemed to give any Employee any right to participate in the Plan except in accordance herewith.
ARTICLE IX
CORPORATE CHANGE
     In the event of a Corporate Change, (i) with respect to a Participant’s Reward Opportunity for the Plan Year during which the Corporate Change occurred, provided the Participant is an Employee as of the date the Corporate Change is consummated (“Closing Date”), such Participant shall be paid within 15 days after the Closing Date a lump sum cash payment equal to the target amount of his or her Reward for such Plan Year, prorated to the Closing Date; and (ii) with respect to a Corporate Change that occurs after the end of the Plan Year but prior to the Payment Date, a Participant shall be paid his or her Reward earned for such Plan Date as of the Payment Date or, if earlier, within 15 days after the Closing Date.
ARTICLE X
AMENDMENT AND TERMINATION
     Notwithstanding anything herein to the contrary, the Committee may, at any time, terminate or, from time to time amend, modify or suspend the Plan; provided, however, that, without the prior consent of the Participants affected, no such action may adversely affect any rights or obligations with respect to any Rewards theretofore earned for a particular Plan Year, whether or not the amounts of such Rewards have been computed and whether or not such Rewards are then payable.
ARTICLE XI
MISCELLANEOUS
     11.1 Governing Law. The Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to the principles of conflicts of law thereof, except to the extent preempted by federal law.
     11.2 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.
     11.3 Successor. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
     11.4 Effective Date. This Plan shall be effective from and after January 1, 2008, and shall remain in effect until such time as it may be terminated or amended pursuant to Article X.